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                                  EXHIBIT 23.1

                       INDEPENDENT ACCOUNTANTS' CONSENT

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of Precis, Inc. (formerly Precis Smart Card Systems, Inc.) of our report dated March 2, 2001, except for Note 13, as to which the date is March 23, 2001, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.



/S/MURRELL, HALL, MCINTOSH & CO., PLLP



Norman, Oklahoma,
December 19, 2001







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